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                                                                   Exhibit 21.1

             HAYNES INTERNATIONAL, INC. AND SUBSIDIARIES


             Haynes International, Ltd.
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                 (Wholly owned subsidiary in Openshaw, England)


             Haynes International, S.A.R.L.
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                 (Wholly owned subsidiary in Paris, France)



             Nickel-Contor AG
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                 (Wholly owned subsidiary in Zurich, Switzerland)

                 Haynes International, S.r.l.
                 (Wholly owned subsidiary of Nickel-Contor in Italy)


             Haynes Pacific, Pte. Ltd.
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                 (Wholly owned subsidiary in Singapore)


             Haynes Wire Company
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                 (Wholly owned subsidiary in Mountain Home, North Carolina)


             Haynes Sour Gas Tubulars, Inc.
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                 (Wholly owned subsidiary, Inactive)


             Haynes Specialty Steels Company
                 ---------------------------------------------------------------
                 (Wholly owned subsidiary, Inactive)